                                          Filed Pursuant to Rule 424(b)(3) & (c)
                                         Form S-3; Commission File No. 333-44252



                           PROSPECTUS SUPPLEMENT NO. 1
                     TO PHOTOELECTRON CORPORATION PROSPECTUS
                            DATED SEPTEMBER 21, 2000

     Referring to the Photoelectron Corporation Prospectus dated September 21, 2000, the table in the section entitled "Selling Stockholders" on page 10 is hereby replaced with the following table effective as of October 23, 2000.




                                             COMMON SHARES                            PERCENTAGE
                                             -------------                            ----------
                                             BENEFICIALLY       COMMON SHARES           OWNED
                                             ------------       -------------           -----
                                              OWNED PRIOR       TO BE REGISTERED      AFTER THE
                                              -----------       ----------------      ---------
     NAME OF SELLING STOCKHOLDER            TO THE OFFERING       HEREUNDER            OFFERING
     ---------------------------            ---------------       ---------            --------
Anne T. Barrett ......................          7,038               5,038                   *
Leonard Braun ........................          7,558               7,558                   *
Nathan Braun .........................          6,298               6,298                   *
Norman Braun .........................          6,298               6,298                   *
Warren Bulman ........................          6,262               6,262                   *
Joseph and Eileen Candella ...........          5,000               5,000                   *
Marc A. Cohen ........................          3,779               3,779                   *
Kurt A. Dasse ........................          6,298               6,298                   *
Thomas F. & Evelyn S. DeLuca-Widmer ..         22,538(1)            5,038                   *
Dennis Desmond .......................          6,298               6,298                   *
Jack Dushey ..........................         18,750              18,750                   *
Paulette Feder .......................          6,298               6,298                   *
Floyd Forbes .........................          2,500               2,500                   *
Matthew Frank ........................          5,038               5,038                   *
Joseph Giamanco ......................         50,384              50,384                   *
George N. & Daphne Hatsopoulos .......         53,192(2)           25,192                   *
David Krathen & Fran Krathen .........          6,262               6,262                   *
Celia Kupferberg .....................         12,596              12,596                   *
Jonathan Mark ........................          6,250               6,250                   *
Aris Melissaratos ....................         29,192              25,192                   *
Maurice Nassiri ......................          5,029               5,029                   *
Peter M. Nomikos .....................      4,972,765(3)          198,046                45.6%
Debra Rabinowitz .....................          6,298               6,298                   *
Harry W. & Sandra J. Scalzo ..........          6,298               6,298                   *
Hans Schopper ........................         62,979              62,979                   *
Trude C. Taylor ......................         12,555              12,555                   *
J. William Uhrig .....................         12,555              12,555                   *
Dr. Richard Aghababian IRA ...........         25,192              25,192                   *
Ronald S. Dungan Trust ...............          6,298               6,298                   *
John C. Hatsopoulos 401(K) ...........          2,519               2,519                   *
John N. Hatsopoulos ..................        100,000             100,000                   *
John N. Hatsopoulos IRA ..............        125,959             125,959                   *
Art Jenkins Trust ....................          3,131               3,131                   *



                                             COMMON SHARES                            PERCENTAGE
                                             -------------                            ----------
                                             BENEFICIALLY       COMMON SHARES           OWNED
                                             ------------       -------------           -----
                                              OWNED PRIOR       TO BE REGISTERED      AFTER THE
                                              -----------       ----------------      ---------
     NAME OF SELLING STOCKHOLDER            TO THE OFFERING       HEREUNDER            OFFERING
     ---------------------------            ---------------       ---------            --------
Colleen Jenkins Trust ..................        3,131                3,131                  *
Edward S. Raskin Trust .................       12,572               12,572                  *
George & Dora Razis Revocable Trust ....       25,192               25,192                  *
Artemis Zavaliangos 1991 Trust .........       50,384               50,384                  *
John C. Hatsopoulos ....................       73,136               73,136                  *
Helen Kohn .............................       43,400               43,400                  *
Michael Kohn ...........................        2,350                2,350                  *
Stuart Kohn ............................        2,350                2,350                  *
Cary Sucoff ............................       48,100               48,100                  *
Morris Betesh ..........................        2,187                2,187                  *
Gabriel Plaut ..........................          625                  625                  *
David Raven ............................        1,875                1,875                  *
Francis Anderson .......................        2,988                2,988                  *
Barbara Will ...........................          739                  739                  *
H. C. Wainwright & Co., Inc. ...........        3,125                3,125                  *
William J. Watts .......................        3,125                3,125                  *
Armen Partners L.P. ....................       62,979               62,979                  *
 630 Fifth Avenue, #2100
 New York, NY 10111
Berg & Berg Enterprises, LLC ...........      250,479              250,479                  *
 10050 Bandley Drive
 Cupertino, CA 95014
Bru Holding Co., LLC ...................       50,219               50,219                  *
 1105 North Market St., Ste. 1026
 P.O. Box 8985
 Wilmington, DE 19899-8985
Darier Hentsch & Cie, Geneva ...........      125,719              125,719                  *
 2-4, rue de Saussure
 CH-1211 Geneva 11
 Switzerland
Fairview Realty ........................        5,000                5,000                  *
 245 Great Neck Rd .....................
 Great Neck, NY 11021
Finsbury Technology Trust PLC ..........      377,877              377,877                  *
 12 Appold Street
 London, England
 EC2A 2AW
Harris Aortic Partners .................       62,620               62,620                  *
 2 North LaSalle St., 400
 Chicago, IL 60602
KSH Strategic Investment Fund I, L.P. ..       61,384               61,384                  *
 245 Great Neck Road
 Great Neck, NY 11021
Midi Compania Comercial S.A ............      171,534               50,096                1.5%
 c/o Seafaring Co. LTD
 Salisbury House, Finsbury Circeas
 London EC2M 5RQ



                                             COMMON SHARES                            PERCENTAGE
                                             -------------                            ----------
                                             BENEFICIALLY       COMMON SHARES           OWNED
                                             ------------       -------------           -----
                                              OWNED PRIOR       TO BE REGISTERED      AFTER THE
                                              -----------       ----------------      ---------
     NAME OF SELLING STOCKHOLDER            TO THE OFFERING       HEREUNDER            OFFERING
     ---------------------------            ---------------       ---------            --------
PYC Corporation .....................          4,220,359(4)        582,624              39.9%
 c/o Aegeus Shipping Co., Ltd.
 17-19 Akti Miaouli
 Piraeus 185 35 Greece
Sociedad Internacional de Finanzas ..            528,600           150,658               4.8%
 Pasqualotti Giovanni
 Pappelstrasse 40
 4123 Allschwil, Switzerland
Union Bancaire Privee Jersey U.K ....             50,384            50,384                 *
 CBI UBP
 26 St. James Square
 Jersey England 2223
Weiss Peck & Greer as TTEE for IRA                12,572            12,572                 *
 of Anthony Low-Beer ................
 c/o Brimberg & Co.
 45 Rockefeller Center, Suite 2570
 New York, NY 10111
Zakros Holdings, Inc. ...............             27,788            25,048                 *
 c/o Seafaring Co. LTD
 Salisbury House, Finsbury Circeas
 London EC2M 5RQ

----------------
  * Less than 1%
(1) Includes 17,500 shares subject to exercisable options granted to Mr. Widmer.
(2) Includes 15,500 shares subject to exercisable options granted to Mr. Hatsopoulos. Mr. Hatsopoulos has served as one of our directors since 1989.
(3) Includes 82,500 shares subject to exercisable options granted to Mr. Nomikos. Also includes 2,377,735 shares, 1,260,000 shares issuable upon exercise of outstanding warrants and 582,624 shares issuable upon conversion of convertible debentures owned by PYC Corporation, of which Mr. Nomikos is the President. Mr. Nomikos has been granted investment power and the authority to vote such shares by PYC Corporation. Mr. Nomikos has been our Chairman of the Board of Directors since 1989 and served as our President and Treasurer from 1989 until March 1999 and as our Chief Executive Officer from 1989 until May 1999.
(4) Includes 2,377,735 shares and 1,260,000 shares issuable upon exercise of outstanding warrants owned by PYC Corporation.


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 23, 2000

                       __________________________________





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